Exhibit 99.1

UNION PACIFIC CORPORATION ANNOUNCES RESULTS TO DATE OF EXCHANGE OFFERS

FOR IMMEDIATE RELEASE:

OMAHA, Neb., June 7, 2011 – Union Pacific Corporation (NYSE:UNP; and “Union Pacific” or the “Corporation”) today announced the early results of its private offers to exchange its outstanding notes and debentures referenced in the table below (the “Existing Notes”) for a combination of 4.163% notes due 2022 (the “New Notes”) and cash (the “Exchange Offers”).

On May 23, 2011, Union Pacific commenced eight separate Exchange Offers to eligible holders in an amount that requires no more than $750,000,000 of New Notes to be issued pursuant to the Exchange Offers, subject to the applicable priorities and limitations as set forth in Union Pacific’s offering memorandum dated May 23, 2011 (the “Offering Memorandum”) and related letter of transmittal.

The principal amount of the Existing Notes validly tendered for exchange and not validly withdrawn, as of 5:00 p.m., New York City time, on June 6, 2011 (the “Early Exchange Date”), based on information provided by the exchange agent to Union Pacific, is $1,006,696,000. The amount of outstanding Existing Notes validly tendered and not validly withdrawn as of the Early Exchange Date exceeded the minimum condition that Union Pacific receive valid tenders of Existing Notes, not validly withdrawn, that require the issuance of at least $250,000,000 aggregate principal amount of New Notes in accordance with the terms of the Exchange Offers.

The table below shows the principal amount of each series of Existing Notes that has been tendered and not validly withdrawn as of the Early Exchange Date.

CUSIP Number	Title of Series	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Maximum Acceptance Sublimit	Principal Amount Tendered for Exchange as of Early Exchange Date
907818DB1	7.875% Notes due 2019	$374,100,000	N/A	N/A	$194,891,000
907818CY2	5.450% Notes due 2013	$500,000,000	1	$50,000,000	$94,115,000
907818DC9	5.125% Notes due 2014	$350,000,000	2	$100,000,000(1)	$44,451,000
907818CT3	5.375% Notes due 2014	$250,000,000	3		$80,506,000
907818DA3	5.700% Notes due 2018	$750,000,000	4	N/A	$274,211,000
907818CZ9	5.750% Notes due 2017	$500,000,000	5	N/A	$178,390,000
907818AZ1	7.000% Debentures due 2016	$250,000,000	6	N/A	$38,250,000
907818CW6	5.650% Notes due 2017	$250,000,000	7	N/A	$101,882,000

(1)	Applies to the 5.125% Notes due 2014 and the 5.375% Notes due 2014 in aggregate.

The Exchange Offers will expire at 11:59 p.m., New York City time, on June 20, 2011, unless extended or earlier terminated by Union Pacific (the “Expiration Date”). In accordance with the terms of the Exchange Offers, tendered Existing Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law.

The Exchange Offers are being conducted upon the terms and subject to the conditions set forth in the Offering Memorandum and the related letter of transmittal. The Exchange Offers are only made, and copies of the offering documents will only be made available, to a holder of the Existing Notes who has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”) or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act.

The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the Offering Memorandum and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Documents relating to the Exchange Offers will only be distributed to holders of Existing Notes that complete and return a letter of eligibility confirming that they are eligible investors for the Exchange Offers. Holders of Existing Notes that desire to review the eligibility letter may visit the website for this purpose at http://www.dfking.com/unp or contact D.F. King & Co., Inc., the information agent for the Exchange Offers, at (212) 269-5550 or (800) 714-3312.

Investor contact is Gary Grosz, (402) 544-6175.

Media contact is Donna Kush, (402) 544-3753.

FORWARD-LOOKING STATEMENTS

This press release and related materials may contain statements about the Corporation’s future that are not statements of historical fact. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements and information should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking statements and information are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements and information. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2010, which was filed with the SEC on February 4, 2011. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements and information speak only as of, and are based only upon information available on, the date of such statements or information. The Corporation assumes no obligation to update forward-looking statements or information to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements or information. If the Corporation does update any such forward-looking statements or information, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements or information.

The statements and information contained in the news releases provided by Union Pacific speak only as of the date issued. Such information by its nature may become outdated, and investors should not assume that the statements and information contained in Union Pacific’s news releases remain current after the date issued. Union Pacific makes no commitment, and disclaims any duty, to update any of this information.